FTI FUNDS

                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7010

                                January 29, 1999



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

         RE:   FTI FUNDS (the "Trust")
                    FTI Small Capitalization Equity Fund
                    Fti International Equity Fund
               1933 Act File No. 33-63621
               1940 Act File No. 811-7369


Dear Sir or Madam:


     The annual report of the above-referenced Trust dated November 30, 1998, is hereby electronically transmitted pursuant to Section 30(b)(2) of the Investment Company Act of 1940, and Rule 30b2-1 thereunder.

     If you have any questions regarding this filing, please call me at (412) 288-8157.

                                                              Very truly yours,



                                                              /s/ Amy S. Wilson
                                                              Amy S. Wilson
                                                              Compliance Analyst

Enclosures